FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GigaBeam Corporation
(Exact name of registrant as specified in its charter)

Delaware	20-0607757
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

470 Springpark Place, Suite 900, Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),check the following box. [x]

Securities Act registration statement file number to which this form relates:
-333-124662        (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Redeemable Warrant

Item 1. Description of Registrant’s Securities to be Registered.

General

A description of the Registrant’s February 2005 warrant is set forth under the heading “Description of Securities” in the Registrant’s Registration Statement on Form SB-2 (Registration No. 333-124662) (the “Registration Statement”), filed with the Securities and Exchange Commission on May 5, 2005, and as amended from time to time, which information is incorporated by reference herein. The final Prospectus will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and upon filing, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

1.	Amended and Restated Certificate of Incorporation (Incorporated by Reference from Exhibit 3.1 of the Company’s Registration Statement on Form SB-2, File No. 333-116020).

2.	Amended and Restated Bylaws (Incorporated by Reference from Exhibit 3.2 of the Company’s Registration Statement on Form SB-2, File No. 333-116020).

3.
Securities Purchase Agreement dated as of January 28, 2005 by and among GigaBeam Corporation, HCFP/Brenner Securities, LLC and the investors listed therein (Incorporated by reference to exhibit filed with our Current Report on Form 8-K for the event dated January 28, 2005 filed with the SEC on February 3, 2005).

4.	Form of Private Warrant Certificate (Incorporated by reference to exhibit filed with our Current Report on Form 8-K for the event dated January 28, 2005 filed with the SEC on February 3, 2005).

5.
Warrant Agreement between Continental Stock Transfer & Trust Company and GigaBeam Corporation (Incorporated by Reference from Exhibit 4.4 of the Company’s Registration Statement on Form SB-2, File No. 333-124662).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GigaBeam Corporation

Date: July 14, 2005	By:	/s/ Louis S. Slaughter
Name: Louis S. Slaughter Title: Chief Executive Officer